                        EXHIBIT INDEX


10a  Amendment dated December 31, 1994 to the Deferred Compensation Plan
     for Outside Directors.                                              15

10b  Amendment dated January 24, 1995 to the Revised Employee Retirement
     Plan.                                                               18